EXHIBIT 99.1

Meridian Resource Announces Second Quarter 2008 Financial Results

HOUSTON, Aug. 7, 2008 (PRIME NEWSWIRE) -- The Meridian Resource Corporation (NYSE:TMR) today announced its second quarter 2008 financial and operational results. A summary of the quarter's results are:

 -- Net Income of $839 thousand, or $0.01 per share, which includes the impact of a previously announced one time contract settlement.
    Excluding this expense, Net Income would have been $6.5 million or
    $0.07 per share
 -- Discretionary Cash Flow totaled $20.9 million
 -- Production totaled 3.6 Bcfe, or an average of 40 Mmcfe per day
 -- Oil & Gas Revenues totaled $46.5 million
 -- Lease Operating Expense totaled $7.2 million
 -- Depletion and Depreciation totaled $17.9 million
 -- General & Administrative Expense totaled $5.2 million

Net Income

Net income to common shareholders for the second quarter of 2008 was $839 thousand or $0.01 per diluted common share, compared to a net income of $2.7 million, or $0.03 per share for the second quarter of 2007. The variance between the two periods was due primarily to previously reported contract settlement, offset by improved commodity prices and lower depletion and depreciation. Excluding the one time impact of the contract settlement, the Company's net income was approximately $6.5 million, or $0.07 per share.

Production

Production volumes for the second quarter of 2008 totaled 3.6 billion cubic feet of gas equivalent ("Bcfe"), or an average of 40 million cubic feet of natural gas equivalent per day ("Mmcfe/d") compared to 4.7 Bcfe or 52 Mmcfe per day for the second quarter of 2007. The variance in production volumes between the two periods is due in part to natural production declines and the Biloxi Marshland field being shut-in for 35 days for pipeline maintenance by the natural gas transmission company that takes gas from this field. The amount of delayed production during this period was approximately 250 Mmcfe. Sequentially, production is relatively flat compared to the average daily production of 41 Mmcfe/d in the first quarter of 2008.

Oil and Gas Revenues

Oil and gas revenues (which include oil and gas hedging activities) for the second quarter of 2008 totaled $46.5 million, compared to $39.7 million for the second quarter of 2007, an increase of $6.8 million, or 17%. The variance between the two periods for oil and gas revenues is due primarily to the increases in realized commodity prices, partially offset by the reduced level of production referenced above. Natural gas prices increased between the periods from $7.77 per Mcf in the second quarter of 2007 to $11.09 per Mcf for the same period in 2008. Crude oil prices increased from $61.20 per barrel in the second quarter of 2007 to $98.96 per barrel in the same period in 2008. Sequentially, oil and gas revenues are up compared to $38.4 million in the first quarter of 2008, due primarily to an increase in both oil and natural gas prices.

Lease Operating Expenses

Lease operating expenses for the second quarter of 2008 were $7.2 million, up slightly compared to $7.0 million for the second quarter of 2007. Second quarter 2008 expenses increased due to higher saltwater disposal and compression expenses, compared to the second quarter 2007 which included a one time civil penalty expense arising from environmental litigation. Lease operating expenses for the first six months of 2008 were down by $1.5 million, or 10% compared to the same period last year due primarily to decreased workovers, lower insurance cost, sale of properties and fewer maintenance related activities.

Depletion and Depreciation

Depletion and depreciation for the second quarter of 2008 was $17.9 million down $1.7 million, or 9%, compared to $19.6 million for the second quarter of 2007. On a per Mcfe basis, depletion and depreciation for the second quarter was $4.91 per Mcfe compared to $4.14 per Mcfe for the second quarter of 2007. The difference between the two periods is due primarily to increased capital costs. Sequentially, depreciation and depletion expense was flat compared with the first quarter of 2008.

General and Administrative Expenses

General and administrative expenses for the second quarter of 2008 were $5.2 million compared to $3.9 million for the second quarter of 2007. The increase in general and administrative expenses between the periods was primarily due to increased legal fees, consulting services and other expenses associated with certain contract settlements. Sequentially, general and administrative expenses were up $1.1 million compared to the first quarter of 2008 of $4.1 million.

Discretionary Cash Flow

Discretionary cash flow for the second quarter of 2008 was $20.9 million, compared to $25.9 million for the second quarter of 2007. Sequentially, discretionary cash flow is down compared to $25.2 million for the first quarter of 2008.

Conference Call Information

Meridian invites you to listen to its conference call which will discuss the Company's financial and operational results on Thursday, August 7, 2008 at 2:00 p.m. Central time. To participate in this conference call, dial 888.679.8035 (U.S./Canada) or 617.213.4848 (International) five to ten minutes before the scheduled start time and reference Conference ID #62099093. The conference call will be webcast and can be accessed on the Company's website at www.tmrc.com. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (International) and referencing Conference ID #62045035.

Non-GAAP Financial Measure

In this press release, we refer to a non-GAAP financial measure we call "discretionary cash flow." As used herein, discretionary cash flow represents net income plus depletion and depreciation, deferred taxes and other non-cash items included in the Consolidated Statements of Operations prepared in accordance with GAAP. Management believes this measure is a financial indicator of our Company's ability to internally fund capital expenditures and service outstanding debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP.

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration, exploitation, acquisition and development of oil and natural gas in Louisiana, Texas and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic and other technologies to analyze prospects, define risk, target and complete high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR".

Safe Harbor Statement and Disclaimer

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2007.

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           THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                       SUMMARY OPERATIONS DATA
       (In thousands, except prices and per share data, Unaudited)

                               Q2-08     Q2-07
                              -----------------   -----------------
                                Three Months        Six Months
                                   Ended               Ended
                              -----------------   -----------------
                              Jun 30,   Jun 30,   Jun 30,   Jun 30,
                                2008      2007      2008      2007
                              -------   -------   -------   -------
 Production:
 Oil (Mbbl)                       188       201       372       450
 Natural Gas (Mmcf)             2,516     3,526     5,142     7,290
 Mmcfe                          3,645     4,734     7,376     9,991
 Mmcfe (Daily Rate)              40.1      52.0      40.5      55.2

 Average Prices:
 Oil (per Bbl)                 $98.96    $61.20    $93.00    $55.17
 Natural Gas (per Mcf)          11.09      7.77      9.79      7.55
  Per Mcfe                      12.77      8.39     11.52      7.99

 Oil and Natural Gas Revenues $46,534   $39,716   $84,982   $79,859
 Lease Operating Expenses       7,154     6,988    13,224    14,755

  Per Mcfe                       1.96      1.48      1.79      1.48
 Depletion and depreciation    17,886    19,607    35,628    40,610

  Per Mcfe                       4.91      4.14      4.83      4.06
 Severance and Ad Valorem
  Taxes                         2,996     2,619     5,574     5,463

  Per Mcfe                       0.82      0.55      0.76      0.55
 General and Administrative
  Expense                       5,215     3,890     9,290     7,785

  Per Mcfe                       1.43      0.82      1.26      0.78
 Interest Expense               1,372     1,538     2,523     3,077
  Per Mcfe                       0.38      0.32      0.34      0.31

 Discretionary Cash Flow (1)  $20,880   $25,854   $46,107   $50,993
  Per Mcfe                       5.73      5.46      6.25      5.10

 Net Earnings Applicable to      $839    $2,705    $4,402    $4,373
 Common Stockholders

 Per Common Share (Basic)       $0.01     $0.03     $0.05     $0.05
 Per Common Share (Diluted)     $0.01     $0.03     $0.05     $0.05

 (1) See accompanying table for a reconciliation of discretionary cash flow to net cash provided by operating activities as
     defined by GAAP.

              THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share, Unaudited)

                               Q2-08      Q2-07
                              ------------------  ------------------
                              Three Months Ended   Six Months Ended
                              ------------------  ------------------
                               Jun 30,   Jun 30,   Jun 30,   Jun 30,
                                2008      2007      2008      2007
                              --------  --------  --------  --------
 Revenues:
 Oil and natural gas           $46,534   $39,716   $84,982   $79,859
 Interest and other                109       325       202       761
                              --------  --------  --------  --------
 Total revenues                 46,643    40,041    85,184    80,620
                              --------  --------  --------  --------

 Operating costs and expenses:
 Oil and natural gas operating   7,154     6,988    13,224    14,755
 Severance and ad valorem
  taxes                          2,996     2,619     5,574     5,463
 Depletion and depreciation     17,886    19,607    35,628    40,610
 General and administrative      5,215     3,890     9,290     7,785
 Accretion expense                 531       574     1,098     1,127
 Contract settlement             9,894        --     9,894        --
                              --------  --------  --------  --------
 Total operating costs and
  expenses                      43,676    33,678    74,708    69,740
                              --------  --------  --------  --------

 Earnings before interest and
  income taxes                   2,967     6,363    10,476    10,880

 Other expenses:
 Interest expense                1,372     1,538     2,523     3,077
 Taxes on income:
  Current                          (96)      (26)       11       112
  Deferred                         852     2,146     3,540     3,318
                              --------  --------  --------  --------
 Net Earnings applicable to
  common stockholders             $839    $2,705    $4,402    $4,373
                              ========  ========  ========  ========

 Net Earnings per share:
  - Basic                        $0.01     $0.03     $0.05     $0.05
                              ========  ========  ========  ========
  - Diluted                      $0.01     $0.03     $0.05     $0.05
                              ========  ========  ========  ========

 Weighted average common
  shares outstanding:
  - Basic                       91,387    89,329    90,372    89,291
  - Diluted                     94,501    94,906    94,901    94,792

        THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS
                          (In thousands)

                                              Jun 30,   Dec. 31,
                                               2008       2007
                                             --------   --------
 ASSETS                                     (unaudited)

 Cash and cash equivalents                    $16,451    $13,526
 Restricted cash                                9,925         30
 Other current assets                          48,180     29,609
                                             --------   --------
  Total current assets                         74,556     43,165
                                             --------   --------

 Property, equipment and other assets         459,623    440,610
                                             --------   --------
  Total assets                               $534,179   $483,775
                                             ========   ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities                          $78,950    $54,128

 Long-term debt, net of current maturities     97,953     75,000

 Other liabilities                             39,838     29,217

 Common stockholders' equity                  317,438    325,430
                                             --------   --------
  Total liabilities and stockholders'
   equity                                    $534,179   $483,775
                                             ========   ========

            THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
         SUPPLEMENTAL DISCLOSURE OF NON-GAAP FINANCIAL MEASURES
                      (In thousands, Unaudited)

                             -----------------   -----------------
                               Three Months        Six Months
                                  Ended               Ended
                             -----------------   -----------------
                             Jun 30,   Jun 30,   Jun 30,   Jun 30,
                              2008      2007      2008      2007
                             -----------------   -----------------
 Reconciliation of
  Discretionary Cash Flow
  to Net Cash Provided By
  Operating Activities:

 Discretionary Cash Flow     $20,880   $25,854   $46,107   $50,993
 Adjustments to reconcile
  discretionary cash flow
  to net cash provided by
  operating activities:
   Net changes in working
    capital
                               2,037     1,262      (424)   (1,723)
                            ------------------  ------------------
 Net Cash Provided By
  Operating Activities       $22,917   $27,116   $45,683   $49,270
                            ==================  ==================

            THE MERIDIAN RESOURCE CORPORATION
                 Summary of Natural Gas
                         and
               Crude Oil Hedge Positions

             Natural Gas Costless Collars
             -----------------------------

               Contracted      Floor       Ceiling
  Contract       Volume        Price        Price
   Period     (Mmbtu/Qtr)    ($/Mmbtu)    ($/Mmbtu)
 ----------  -------------  -----------  -----------
  Q2 - '08       1,410,000     $7.32        $11.27
  Q3 - '08       1,230,000     $7.32        $11.23
  Q4 - '08       1,070,000     $7.32        $11.16
  Q1 - '09         790,000     $7.77        $11.07
  Q2 - '09         650,000     $7.75        $10.99
  Q3 - '09         570,000     $7.75        $11.02
  Q4 - '09         520,000     $7.76        $11.02

               Crude Oil Costless Collars
               --------------------------

               Contracted      Floor       Ceiling
  Contract       Volume        Price        Price
   Period      (Bbls/Qtr)     ($/Bbl)      ($/Bbl)
 ----------  -------------  -----------  -----------
  Q2 - '08          77,000    $71.17        $95.25
  Q3 - '08          64,000    $69.53        $93.84
  Q4 - '08          52,000    $67.88        $92.03
  Q1 - '09          36,000    $80.42       $115.38
  Q2 - '09          31,000    $80.16       $114.96
  Q3 - '09          26,000    $79.81       $114.38
  Q4 - '09          22,000    $80.00       $114.99

CONTACT:  The Meridian Resource Corporation
          Lance L. Weaver
          (281) 597-7125
          lweaver@tmrx.com
          www.tmrc.com